Exhibit 99.1

Contact:	Wesley B. Wampler
Director, Investor Relations
Phone: 540-949-3447
wamplerwes@ntelos.com

NTELOS Holdings Corp. Reports Fourth Quarter and Full Year

2005 Operating Results

Revenues for Fourth Quarter Exceed $100 Million

Company Completes Initial Public Offering of Common Stock

WAYNESBORO, VA – March 21, 2006 – NTELOS Holdings Corp. (NASDAQ-NM: NTLS), a leading provider of wireless and wireline communications services (branded as NTELOS) in Virginia and West Virginia, today announced operating results for its fourth quarter and for the year ended December 31, 2005.

Operating revenues for the period January 14 (inception) to December 31, 2005 were $264.5 million; net income for the same period was $1.1 million. These results reflect the consolidation of NTELOS Inc. operating results for the period subsequent to the Company’s acquisition of NTELOS Inc. on May 2, 2005 and are in accordance with generally accepted accounting principles (GAAP).

For purposes of this discussion and to provide comparable period financial results for the years ended December 31, 2004 and 2005, results of NTELOS Inc. from January 1, 2005 to May 1, 2005 have been combined with NTELOS Holdings Corp. results from May 2, 2005 to December 31, 2005. NTELOS Holdings Corp. had no operating activities prior to its acquisition of NTELOS Inc on May 2, 2005.

Highlights for the quarter and full-year include:

•	Full year operating revenues of $390.2 million

•	Full year adjusted EBITDA (a non-GAAP measure) of $146.8 million

•	Fourth quarter operating revenues of $101.5 million, up 17% from fourth quarter 2004

•	Fourth quarter wireless operating revenues of $73.1 million, up 20% from fourth quarter 2004

•	Fourth quarter adjusted EBITDA of $36.5 million

James S. Quarforth, Chief Executive Officer of NTELOS Holdings Corp., said, “Operating results for 2005 continued the positive trends of previous years. The significant increase in revenues, driven by wireless subscriber growth, enhanced ARPUs and an attractive wireless wholesale agreement with Sprint Nextel, combined with effective expense control has resulted in our adjusted EBITDA margin growing from 24% to 38% in just three years. This performance is indicative of our products and services remaining well positioned in the marketplace and is a testament to the skills and dedication of our employee team.”

Recent Developments

Formation of NTELOS Holdings Corp.: NTELOS Holdings Corp. was formed in January 2005 by Citigroup Venture Capital Equity Partners, L.P. and certain of its affiliates, collectively “CVC”, and Quadrangle Capital Partners LP and certain of its affiliates, collectively “Quadrangle”, for the purpose of acquiring NTELOS Inc. On January 18, 2005, NTELOS Holdings Corp. entered into a transaction agreement with NTELOS Inc. and certain of its shareholders to acquire NTELOS Inc. The acquisition of NTELOS Inc. was completed on May 2, 2005.

Issue of floating rate notes: On October 17, 2005, NTELOS Holdings Corp. issued $135 million in aggregate principal amount of Floating Rate Senior Notes due 2013. On the same day, approximately $125 million of the net proceeds from the Floating Rate Notes was paid as a dividend to the former holders of Class L common stock. The Company will use $144.0 million of the proceeds from the recent initial public offering to repay the Floating Rate Notes in full, including unpaid accrued interest, on April 15, 2006.

Initial Public Offering: NTELOS Holdings Corp. recently completed an initial public offering of 15,375,000 shares of common stock. The offering consisted of 14,375,000 shares of common stock sold on February 13, 2006 and 1,000,000 shares of common stock sold on March 15, 2006 pursuant to the exercise of the underwriters’ overallotment option. The Company received proceeds from the offering of approximately $172.5 million, net of underwriting fees.

The Company has used approximately $12.9 million of the net proceeds to terminate advisory agreements with affiliates of its two largest shareholders. The Company will use $144.0 million of the net proceeds to redeem its Floating Rate Senior Notes on April 15, 2006. NTELOS Holdings Corp. also has outstanding 26,492,897 shares of Class B common stock (the security issued upon conversion of the former Class A and Class L common stock in connection with the initial public offering), which are convertible at any time at the option of the holder into shares of common stock. The terms of the Class B common stock include a $30 million distribution preference.

Operating Highlights

Operating revenues for 2005 were $390.2 million, a 14% increase over 2004 operating revenues of $341.7 million. Operating revenues for the fourth quarter of 2005 were $101.5 million, a 17% increase over the prior year period operating revenues of $87.1 million.

Wireless operating revenues for 2005 were $280.3 million and for the fourth quarter 2005 were $73.1 million, compared to $234.7 million and $60.8 million for the same periods in 2004, representing increases of 19% and 20%, respectively. An 11% growth in average subscribers and a 7% increase in average revenue per handset/unit, or ARPU (a non-GAAP measure), from year-end 2004 to year-end 2005 resulted in an 18% increase in subscriber revenues for 2005 as compared to 2004. Wholesale revenues increased 21% for 2005 to $62.7 million from $51.6 million for 2004 and 20% for fourth quarter 2005 to $16.9 million from $14.1 million for fourth quarter 2004. Wholesale revenues were primarily derived from the strategic network alliance agreement with Sprint Nextel, which totaled $61.7 million and $16.7 million for the year 2005 and for the fourth quarter, respectively, as compared to $50.8 million and $13.8 million in the prior year periods, an increase of 21% in each such period.

Wireline operating revenues were $109.0 million for the year 2005 and $28.2 for the fourth quarter 2005, compared to $105.3 million and $26.0 million for the same periods in 2004, increases of 4% and 9%, respectively. Rural Local Exchange Carrier (RLEC) operating revenues were $57.0 million in 2005 and $56.3 million in 2004, an increase of 1%. Growth in access revenues, primarily driven by increased minutes of use, offset revenue reductions from local access line losses. In the competitive wireline segment, which consists of Competitive Local Exchange Carrier (CLEC), Internet Service Provider (ISP) and network operations, operating revenues grew from $49.0 million in 2004 to $52.0 million in 2005, an increase of 6%. Revenues from key growth segments, including broadband, integrated access, special access and transport, outpaced the loss of dial-up internet revenues.

Adjusted EBITDA (a non-GAAP measure) was $146.8 million for the year 2005 compared to $121.2 million in 2004, an increase of $25.6 million or 21%. Adjusted EBITDA for the fourth quarter of 2005 was $36.5 million, compared to $31.7 million for fourth quarter 2004, an increase of 15%.

Wireless adjusted EBITDA was $22.2 million for the fourth quarter and $89.7 million for the year 2005, compared to $17.7 million and $65.9 for the same periods in 2004, representing increases of 26% and 36%, respectively. The adjusted EBITDA margin for wireless increased from 28% for the year 2004 to 32% for the year 2005, as revenues have continued to grow at a substantially greater rate than related operating expenses. This enhanced margin was achieved despite absorbing additional costs associated with significantly increased gross customer additions with the Company adding 158,728 in 2005 compared to 133,417 in 2004.

Wireline adjusted EBITDA was $16.0 million for the fourth quarter of 2005, a 7% increase over the fourth quarter of 2004 at $14.9 million. Wireline adjusted EBITDA for the year 2005 was $61.8 million compared to $58.8 million in 2004, an increase of 5%. The adjusted EBITDA margin for wireline increased from 56% for 2004 to 57% for 2005.

Capital expenditures for 2005 were $89.2 million compared to $60.1 million in 2004. Approximately $16 million of this increase was capital invested in wireless network improvement and expansion resulting in 60 cell site additions for the year 2005. Approximately $5 million was invested in wireline network improvements, primarily new fiber connections with pre-contracted revenues sufficient to justify the expenditure. “In 2005, we invested significant capital into wireless and wireline network enhancements”, Quarforth commented. “These projects improve service and provide us with new customer opportunities, supporting future revenue growth potential.”

Business Segment Highlights

Wireless

•	Gross customer additions for 2005 were 158,728, 19% greater than the 133,417 gross additions in 2004. Gross customer additions of higher-value, under-contract, post-pay subscribers represented 57% of total gross customer additions for 2005. Gross customer additions for the fourth quarters of 2005 and 2004 were 43,187 and 37,900, respectively. Net subscriber additions were 34,151 for 2005, more than double the 17,043 net additions for 2004. Total wireless subscribers were 336,306 at year-end 2005, 11% over the 302,155 subscribers at the previous year-end.

ARPU (a non-GAAP measure) for the fourth quarter 2005 was $52.75, 7% higher than ARPU for the fourth quarter 2004 of $49.27. Post pay ARPU increased from $51.30 to $54.47 from the fourth quarter 2004 to the fourth quarter 2005, primarily driven by increases in revenues related to data usage, features and other service revenues; and access, resulting from the popularity of new national rate plan promotions commenced during the fourth quarter of 2005. Total data ARPU increased from $0.70 in fourth quarter 2004 to $2.22 in fourth quarter 2005.

Cost per Gross Addition (CPGA - a non-GAAP measure), was $385 in the fourth quarter 2005, higher than the year’s previous quarters due to fourth quarter promotional offers, but consistent with CPGA in the fourth quarter 2004 of $383. CPGA for the year 2005 was $368, improved from 2004 CPGA of $382. Cash Cost per Handset/Unit (CCPU—a non-GAAP measure), was $30.36 for the fourth quarter of 2005 compared to an average for the year 2005 of $30.07, but only 1% over the average for the year 2004 of $29.97.

Wireline

•	RLEC: Access lines at the end of the year 2005 were 46,810, compared to 48,296 at year-end 2004, a 3% decrease. This line loss is reflective of a reduction in Centrex lines, wireless substitution and the closings of small local dial-up internet service providers that were customers. Offsetting revenue losses related to access line loss was a year-over-year increase, 2004 to 2005, of approximately $2.0 million, or 6%, in access revenues, driven by increases in carrier access minutes, somewhat offset by a bi-annual reduction in interstate access rates charged for tandem switching that went into effect on July 1, 2005. Access revenues for the second half of 2005 were $18.7 million compared to $18.1 million for the first six months of 2005. RLEC adjusted EBITDA increased 6% year-over-year with $42.8 million in 2005 and $40.2 million in 2004. The improvement in margin was the result of lower related operating expenses.

•	Competitive Wireline: CLEC business local access lines ended the year 2005 at 44,948, a 7% increase over year-end 2004 at 42,146. Operating revenues for CLEC business local access lines increased from $10.7 million for the year 2004 to $11.0 million for the year 2005, an increase of 3%. Dial-up internet subscribers declined from 40,676 to 33,078 from year-end 2004 to year-end 2005. Revenue losses accompanying this subscriber decline were approximately $2.5 million. Revenues from broadband products, however, increased approximately $1.2 million, or 17%, for the year from $7.2 million in 2004 to $8.4 million in 2005 due to customer growth. Also, revenues from special access and transport increased approximately $2.0 million, or 17%, for the year from $12.0 million in 2004 to $14.0 million in 2005. Long distance increased approximately $0.5 million from 2004 to 2005. Revenues from integrated access, a new voice and integrated data product for 2005, generated revenues of approximately $0.5 million for the year. The adjusted EBITDA for the competitive wireline segment increased from $18.6 million for the year 2004 to $19.0 million for the year 2005, an increase of 2%. The adjusted EBITDA margin for 2005 for the competitive wireline segment was 37%.

Quarforth concluded, “The significant year-over-year growth of our wireless operations and the continued stable, high-margin, performance of the wireline segments resulted in the Company setting new milestones for both operating revenues and adjusted EBITDA in 2005. These operating results have NTELOS in a position of strength for 2006.”

Business Outlook

The following statements are based on management’s current expectations. These statements are forward-looking and actual results may differ materially. Please see “Special Note Regarding Forward-Looking Statements”.

The Company expects 2006 consolidated revenues to be between $425 million and $434 million and 2006 adjusted EBITDA to be between $165 million and $171 million. Please see exhibits for additional estimates and a reconciliation of these estimates to GAAP financial measures.

###

Non-GAAP Measures

Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, capital restructuring fees, gain of sale of assets, other expenses, minority interests, reorganization items and non-cash compensation.

ARPU, or average monthly revenues per handset/unit in service, is computed by dividing service revenues per period by the weighted average number of handsets in service during that period. Please see footnotes in exhibits for a complete definition of this measure.

CPGA, or cost per gross addition, is computed by adding the income statement component of merchandise cost of sales, which is included in cost of wireless sales expense, and sales and marketing, which is included in customer operations expense and reducing that amount by the equipment revenues from sales to new customers, which is included in wireless communications revenues. The net result of these components is then divided by the gross subscriber additions during the period. Please see footnotes in exhibits for a complete definition of this measure.

CCPU, or cash cost per handset/unit, is computed by adding the income statement components of cost of sales, maintenance and support, corporate operations and customer operations, less equipment revenue and costs incurred to acquire new subscribers. The net result of these components is then divided by average subscribers for the period. In addition to the Company’s subscriber costs, CCPU includes the costs of other carriers’ subscribers roaming on the NTELOS network. Non-cash expenses such as depreciation, amortization and non-cash compensation are excluded from the calculation. Please see footnotes in exhibits for a complete definition of this measure.

Adjusted EBITDA, ARPU, CPGA and CCPU are non-GAAP financial performance measures. They should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the exhibits for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and exhibit footnotes for a discussion of the presentation, comparability and use of such financial performance measures.

About NTELOS

NTELOS Holdings Corp. is an integrated communications provider with headquarters in Waynesboro, VA. NTELOS provides products and services to customers in Virginia, West Virginia, Kentucky, Ohio, Tennessee, Maryland and North Carolina, including wireless phone service, local and long distance telephone services, and data services for internet access and wide area networking. Detailed information about NTELOS is available at www.ntelos.com.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this presentation. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: leverage; operating and financial restrictions imposed by our senior credit facilities; our cash requirements; rapid development and intense competition in the telecommunications industry; increased competition in our markets; declining prices for our services; changes or advances in technology; the potential to experience a high rate of customer turnover; our dependence on our affiliation with Sprint Nextel (“Sprint”); a potential increase in the roaming rates we pay; wireless handset subsidy costs; the potential for our largest competitors and Sprint to build networks in our markets; the potential loss of our licenses; federal and state regulatory developments; loss of our cell sites; the rates of penetration in the wireless telecommunications industry; our capital requirements; governmental fees and surcharges; our reliance on certain suppliers and vendors; the potential for system failures or unauthorized use of our network; the potential for security breaches of our physical facilities; the potential loss of our senior management and inability to hire additional personnel; the trading market for our common stock; the control over us by our two largest stockholders, CVC and Quadrangle; our expectation of paying a $30 million dollar dividend to the holders of our Class B common stock; provisions in our charter documents and Delaware law; expenses of becoming a public company; the requirement to comply with Section 404 of the Sarbanes-Oxley Act; and other unforeseen difficulties that may occur.

Exhibits:

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Operations

•	Summary Operating Results

•	Reconciliation of Net Income (Loss) to Operating Income

•	Reconciliation of Operating Income (Loss) to adjusted EBITDA

•	Customer Summary

•	Wireless Customer Detail

•	Wireless Key Performance Indicators (KPI)

•	Wireless KPI Reconciliations (ARPU, CPGA and CCPU)

•	Business Outlook

NTELOS Holdings Corp.

Condensed Consolidated Balance Sheets

(dollars in thousands)

	Successor Company	Predecessor Company
	NTELOS Holdings Corp. Dec 31, 2005	NTELOS Inc. Dec 31, 2004
ASSETS
Current Assets
Cash and cash equivalents	$28,134	$34,187
Accounts receivable, net	37,691	29,403
Inventories and supplies	3,419	3,647
Other receivables and deposits	3,817	3,652
Income tax receivable	—	5,529
Prepaid expenses and other	5,593	5,155

	78,654	81,573

Deferred asset-interest rate swap	4,120	—
Securities and investments	3,042	7,671

Property, plant and equipment	408,117	432,640
Less accumulated depreciation	47,975	76,511

	360,142	356,129

Other Assets
Goodwill	162,395	30,856
Franchise rights	32,000	32,000
Other intangibles	113,580	70,167
Radio spectrum licenses in service	114,051	22,111
Other radio spectrum licenses	1,344	2,500
Radio spectrum licenses not in service	15,581	15,560
Deferred charges	10,934	1,890

	449,885	175,084

Total Assets	$895,843	$620,457

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$4,513	$10,460
Accounts payable	30,628	23,776
Advance billings and customer deposits	16,112	13,667
Accrued payroll	11,164	8,065
Accrued interest	161	483
Deferred revenue	933	1,883
Other accrued taxes	3,138	2,545
Other accrued liabilities	4,613	9,828

	71,262	70,707

Long-Term Liabilities
Long-term debt	754,871	169,791
Other long-term liabilities	68,183	61,388

	823,054	231,179

Minority interests	429	390

Stockholders’ Equity
Predecessor company common stock and warrants	—	275,199
Class L common stock	—	—
Retained earnings	1,098	42,982

	1,098	318,181

Total Liabilities and Stockholders’ Equity	$895,843	$620,457

NTELOS Holdings Corp. 1

Condensed Consolidated Statement of Operations 2

(dollars in thousands, except for share data)

	Successor Company		Predecessor Company
	NTELOS Holdings Corp. Three months ended Dec 31, 2005	NTELOS Holdings Corp. Jan 14, 2005 (inception) to Dec 31, 2005	NTELOS Inc. Jan 1, 2005 to May 1, 2005	NTELOS Inc. Three months ended Dec 31, 2004	NTELOS Inc. Jan 1, 2004 to Dec 31, 2004
Operating Revenues
Wireless communications	$73,149	$190,477	$89,826	$60,839	$234,682
Wireline communications	28,164	73,444	35,508	25,950	105,251
Other communications services	223	569	343	329	1,769

	101,536	264,490	125,677	87,118	341,702

Operating Expenses [3]
Cost of wireless sales (exclusive of items shown separately below)	14,358	38,582	18,703	12,391	47,802
Maintenance and support	17,913	45,452	21,084	15,972	62,929
Depreciation and amortization [1]	21,954	59,103	23,799	17,451	65,175
Gain on sale of assets	—	—	(8,742)	—	—
Accretion of asset retirement obligation	173	489	252	146	680
Customer operations	26,376	63,330	29,270	20,483	82,812
Corporate operations	8,555	22,434	8,259	6,623	26,942
Capital restructuring charges	4	183	15,403	798	798

	89,333	229,573	108,028	73,864	287,138

Operating Income	12,203	34,917	17,649	13,254	54,564

Other Income (Expenses)
Equity share of net loss from NTELOS Inc.	—	(1,213)	—	—	—
Interest expense [4]	(15,728)	(34,338)	(11,499)	(2,135)	(15,740)
Gain on interest rate swap agreement	1,297	4,780	—	—	—
Other income	1,239	1,595	270	139	374
Reorganization items, net	—	—	—	63	81

	(989)	5,741	6,420	11,321	39,279

Income tax expense	472	4,591	8,150	199	1,001

	(1,461)	1,150	(1,730)	11,122	38,278

Minority interests in (income) losses of subsidiaries	(9)	(52)	13	13	34

Net income (loss)	$(1,470)	$1,098	$(1,717)	$11,135	$38,312

Basic and Diluted Earnings (Loss) Per Common Share
Income (loss) per common share - Basic and Diluted	$(0.13)	$0.11
Average Shares Outstanding - Basic and Diluted	11,364	9,609

[1]	Please see NTELOS Holdings Corp. Prospectus (Form S-1) dated February 8, 2006 for details related to the formation of NTELOS Holdings Corp. and a new accounting basis that was established for the Company’s assets and liabilities as of the May 2, 2005 merger.
[2]	For purposes of providing comparable period financial results in this statement, the results of NTELOS Inc. have been presented from January 1, 2005 to May 1, 2005 and for the three and twelve month periods ended December 31, 2004. NTELOS Holdings Corp. had no operating activities prior to its acquisition of NTELOS Inc. on May 2, 2005
[3]	Includes a $1.5 million and $2.2 million non-cash compensation charge related to the accounting for the increase in the intrinsic value of Class A common stock and options to purchase Class A common stock for the third and fourth quarters of 2005, respectively. Effective with the initial public offering in first quarter of 2006, $10.2 million of these charges will be recorded as of the offering date and it is estimated that additional charges of approximately $7.6 million will be recognized over the remaining vesting period of the stock, with approximately $4.2 million, $2.8 million and $0.6 million to be recognized over the remainder of 2006, 2007, and 2008, respectively. Please see NTELOS Holdings Corp. Prospectus (Form S-1) dated February 8, 2006 for details. Also includes fees paid under advisory agreements with CVC Management LLC and Quadrangle Advisors LLC whereby they provide advisory and other services to the Company for an annual advisory fee of $2.0 million. The Company recognized $.3 million, $.5 million and $.5 million of advisory fees in the second, third and fourth quarters of 2005, respectively. These advisory agreements were terminated in February 2006 in connection with the initial public offering for a termination fee of $12.9 million that was paid out of the offering proceeds. See NTELOS Holdings Corp. Prospectus dated February 8, 2006 for further details.
[4]	Includes approximately $3.6 million of accrued interest expense for the period October 17 to December 31, 2005 related to additional notes to be issued in lieu of cash interest payments on the $135 million floating rate senior notes issued October 17, 2005. These notes will be paid off from the proceeds of the initial public offering on April 15, 2006. Unamortized potions of the debt issuance costs and the original issue discounts of approximately $1.3 million and $5.0 million will be written off in second quarter 2006 in connection with the expected repayment of these notes. Please see NTELOS Holdings Corp. Prospectus (Form S-1) dated February 8, 2006 for details of “Use of Proceeds”.

NTELOS Holdings Corp. Summary Operating Results - Pro Forma 1

(dollars in thousands)

	Three Months Ended (unaudited):								Twelve Months Ended:
	Mar 31, 2004	June 30, 2004	Sep 30, 2004	Dec 31, 2004	Mar 31, 2005	June 30, 2005	Sep 30, 2005	Dec 31, 2005	Dec 31, 2004	Dec 31, 2005
Operating Revenues
Wireless PCS Operations	$53,986	$58,755	$61,102	$60,839	$65,643	$69,425	$72,086	$73,149	$234,682	$280,303
Subscriber Revenues	40,270	42,252	43,914	43,441	46,601	50,199	52,194	51,785	169,877	200,779
Wholesale/Roaming Revenues, net	9,778	13,604	14,123	14,075	14,610	15,308	15,850	16,883	51,580	62,651
Equipment Revenues	3,720	2,682	2,835	3,104	4,244	3,716	3,886	4,287	12,341	16,133
Other Revenues	218	217	230	219	188	202	156	194	884	740

Wireline Operations
RLEC	$13,705	$13,791	$14,780	$14,004	14,361	13,668	13,996	14,962	56,280	56,987
Competitive Wireline	$12,520	$12,293	$12,212	$11,946	12,289	13,024	13,450	13,202	48,971	51,965

Wireline Total	$26,225	$26,084	$26,992	$25,950	26,650	26,692	27,446	28,164	105,251	108,952

Other Operations	$625	$490	$325	$329	277	190	222	223	1,769	912

	$80,836	$85,329	$88,419	$87,118	$92,570	$96,307	$99,754	$101,536	$341,702	$390,167

Operating Expenses

(before depreciation & amortization, accretion of asset retirement obligations, asset write-down and impairment charges, gain on sale of assets, operational and capital restructuring charges and non-cash compensation, a non-GAAP Measure)

Wireless PCS Operations	$40,558	$43,047	$42,017	$43,176	$45,251	$45,993	$48,379	$50,972	$168,798	$190,595
Cost of Sales - Equipment	5,940	4,882	4,858	5,760	6,558	6,357	6,316	6,367	21,440	25,598
Cost of Sales - Access & Other	6,106	6,692	6,934	6,630	7,124	8,330	8,242	7,990	26,362	31,686
Maintenance and Support	7,628	7,954	8,577	8,305	8,623	8,424	9,452	9,663	32,464	36,162
Customer Operations	16,662	16,306	17,566	18,577	18,544	18,103	19,317	22,056	69,111	78,020
Corporate Operations	4,222	7,213	4,082	3,904	4,402	4,779	5,052	4,896	19,421	19,129

Wireline Operations
RLEC	4,049	4,134	4,140	3,708	3,426	3,426	3,623	3,673	16,031	14,148
Competitive Wireline	7,331	7,559	8,224	7,306	8,073	8,177	8,250	8,501	30,420	33,001

Wireline Total	11,380	11,693	12,364	11,014	11,499	11,603	11,873	12,174	46,451	47,149

Other Operations [2]	1,341	1,585	1,031	1,279	1,019	1,244	1,532	1,843	5,236	5,638

	$53,279	$56,325	$55,412	$55,469	$57,769	$58,840	$61,784	$64,989	$220,485	$243,382

Adjusted EBITDA (a non-GAAP Measure)
Wireless PCS Operations	$13,428	$15,708	$19,085	$17,663	$20,392	$23,432	$23,707	$22,177	$65,884	$89,708

Wireline Operations
RLEC	9,656	9,657	10,640	10,296	10,935	10,242	10,373	11,289	40,249	42,839
Competitive Wireline	5,189	4,734	3,988	4,640	4,216	4,847	5,200	4,701	18,551	18,964

Wireline Total	14,845	14,391	14,628	14,936	15,151	15,089	15,573	15,990	58,800	61,803

Other Operations [2]	(716)	(1,095)	(706)	(950)	(742)	(1,054)	(1,310)	(1,620)	(3,467)	(4,726)

	$27,557	$29,004	$33,007	$31,649	$34,801	$37,467	$37,970	$36,547	$121,217	$146,785

Capital Expenditures
Wireless PCS Operations	$12,115	$9,115	$6,080	$8,454	$8,740	$9,907	$20,902	$16,542	$35,764	$56,091

Wireline Operations
RLEC	1,189	1,527	1,898	1,597	749	2,347	1,288	3,780	6,211	8,164
Competitive Wireline	1,859	4,516	3,549	2,416	2,841	4,001	3,874	5,972	12,340	16,688

Wireline Total	3,048	6,043	5,447	4,013	3,590	6,348	5,162	9,752	18,551	24,852

Other Operations	1,517	1,363	1,562	1,317	1,725	2,021	2,113	2,370	5,759	8,229

	$16,680	$16,521	$13,089	$13,784	$14,055	$18,276	$28,177	$28,664	$60,074	$89,172

[1]	For purposes of this discussion and to provide comparable period financial results for the years ended December 31, 2004 and 2005, results of NTELOS Inc. from January 1, 2005 to May 1, 2005 and from April 1, 2005 to May 1, 2005 have been combined with NTELOS Holdings Corp. results from May 2, 2005 to December 31, 2005 and May 2, 2005 to June 30, 2005, respectively. NTELOS Holdings Corp. had no operating activities prior to its acquisition of NTELOS Inc.
[2]	Other Operations expense includes fees paid under advisory agreements with CVC Management LLC and Quadrangle Advisors LLC whereby they provide advisory and other services to the Company for an annual advisory fee of $2.0 million. The Company recognized $.3 million, $.5 million and $.5 million of advisory fees in the second, third and fourth quarters of 2005, respectively. These advisory agreements were terminated in February 2006 for a termination fee of $12.9 million. See NTELOS Holdings Corp. Prospectus dated February 8, 2006 for further details.

NTELOS Holdings Corp.

Summary Operating Results - Reconciliation of Net Income (Loss) to Operating Income 1

(dollars in thousands)

	Three Months Ended:								Twelve Months Ended:
	3/31/2004	6/30/2004	9/30/2004	12/31/2004	3/31/2005	6/30/2005 [2]	9/30/2005	12/31/2005	2004 YTD	2005 YTD
Net income (loss)	$5,789	$9,684	$11,704	$11,135	$4,916	$(6,190)	$3,337	$(1,470)	$38,312	$593
Interest expense	5,654	2,816	5,135	2,135	7,133	11,104	11,212	15,728	15,740	45,177
Gain on interest rate swap agreement	—	—	—	—	(1,642)	2,797	(3,978)	(1,297)	—	(4,120)
Income taxes (benefit)	365	365	72	199	6,949	1,935	3,385	472	1,001	12,741
Minority Interest	—	(9)	(12)	(13)	(13)	31	12	9	(34)	39
Other Income/Expense	162	(6)	(391)	(139)	(188)	(207)	(230)	(1,239)	(374)	(1,864)
Reorganization items, net	(94)	76	—	(63)	—	—	—	—	(81)	—

Operating Income	$11,876	$12,926	$16,508	$13,254	$17,155	$9,470	$13,738	$12,203	$54,564	$52,566

Wireless	$2,895	$4,626	$7,756	$5,445	$7,891	$8,601	$8,084	$7,712	$20,722	$32,288
RLEC	7,035	7,031	8,479	6,465	8,344	5,858	7,217	7,228	29,010	28,647
Competitive Wireline	2,907	2,394	1,053	3,408	1,751	2,968	1,447	1,662	9,762	7,828
Other	(961)	(1,125)	(780)	(2,064)	(831)	(7,957)	(3,010)	(4,399)	(4,930)	(16,197)

Operating Income	$11,876	$12,926	$16,508	$13,254	$17,155	$9,470	$13,738	$12,203	$54,564	$52,566

[1]	For purposes of this discussion and to provide comparable period financial results for the years ended December 31, 2004 and 2005, results of NTELOS Inc. from January 1, 2005 to May 1, 2005 and from April 1, 2005 to May 1, 2005 have been combined with NTELOS Holdings Corp. results from May 2, 2005 to December 31, 2005 and May 2, 2005 to June 30, 2005, respectively. NTELOS Holdings Corp. had no operating activities prior to its acquisition of NTELOS Inc.
[2]	Net income (loss) excludes the Company’s equity share of net loss from NTELOS Inc. for the period ending May 1, 2005 of approximately $1.2 million.

NTELOS Holding Corp.

Summary Operating Results - Reconciliation of Operating Income (Loss) to Adjusted EBITDA 1

(dollars in thousands)

	2004					2005					2004 to 2005
	Wireless PCS	RLEC	Competitive Wireline	Other	Total	Wireless PCS	RLEC	Competitive Wireline	Other	Total	Total Variance
											$	%
For The Three Months Ended March 31
Operating Income	$2,895	$7,035	$2,907	$(961)	$11,876	$7,891	$8,344	$1,751	$(831)	$17,155	$5,279	44.5%
Depreciation and amortization	10,402	2,621	2,282	220	15,525	12,328	2,588	2,455	133	17,504	1,979	12.7%

Sub-total: EBITDA	13,297	9,656	5,189	(741)	27,401	20,219	10,932	4,206	(698)	34,659	7,258	26.5%

Accretion of asset retirement obligations	131	—	—	25	156	173	3	10	3	189	33	21.2%
Capital restructuring charges	—	—	—	—	—	—	—	—	5,199	5,199	5,199
Gain on sale of asset	—	—	—	—	—	—	—	—	(5,246)	(5,246)	(5,246)

Adjusted EBITDA	$13,428	$9,656	$5,189	$(716)	$27,557	$20,392	$10,935	$4,216	$(742)	$34,801	$7,244	26.3%

Adjusted EBITDA Margin	24.9%	70.5%	41.4%		34.1%	31.1%	76.1%	34.3%		37.6%	3.5%	10.3%

For The Three Months Ended June 30
Operating Income	$4,626	$7,031	$2,394	$(1,125)	$12,926	$8,601	$5,858	$2,968	$(7,957)	$9,470	$(3,456)	-26.7%
Depreciation and amortization	10,910	2,626	2,340	26	15,902	14,655	4,383	1,875	94	21,007	5,105	32.1%

Sub-total: EBITDA	15,536	9,657	4,734	(1,099)	28,828	23,256	10,241	4,843	(7,863)	30,477	1,649	5.7%

Accretion of asset retirement obligations	172	—	—	4	176	176	1	4	(20)	161	(15)	-8.5%
Capital restructuring charges	—	—	—	—	—	—	—	—	10,325	10,325	10,325
Gain on sale of asset	—	—	—	—	—	—	—	—	(3,496)	(3,496)	(3,496)

Adjusted EBITDA	$15,708	$9,657	$4,734	$(1,095)	29,004	$23,432	$10,242	$4,847	$(1,054)	$37,467	$8,463	29.2%

Adjusted EBITDA Margin	26.7%	70.0%	38.5%		34.0%	33.8%	74.9%	37.2%		38.9%	4.9%	14.5%

For The Three Months Ended September 30
Operating Income	$7,756	$8,479	$1,053	$(780)	$16,508	$8,084	$7,217	$1,447	$(3,010)	$13,738	$(2,770)	-16.8%
Depreciation and amortization	11,166	2,152	2,909	70	16,297	15,429	3,151	3,736	120	22,436	6,139	37.7%

Sub-total: EBITDA	18,922	10,631	3,962	(710)	32,805	23,513	10,368	5,183	(2,890)	36,174	3,369	10.3%

Accretion of asset retirement obligations	163	9	26	4	202	194	5	17	2	218	16	7.9%
Capital restructuring charges	—	—	—	—	—	—	—	—	59	59	59
Non-cash compensation - A shares	—	—	—	—	—	—	—	—	1,519	1,519	1,519

Adjusted EBITDA	$19,085	$10,640	$3,988	$(706)	33,007	$23,707	$10,373	$5,200	$(1,310)	$37,970	$4,963	15.0%

Adjusted EBITDA Margin	31.2%	72.0%	32.7%		37.3%	32.9%	74.1%	38.7%		38.1%	0.7%	2.0%

For The Three Months Ended December 31
Operating Income	$5,445	$6,465	$3,408	$(2,064)	$13,254	$7,712	$7,228	$1,662	$(4,399)	$12,203	$(1,051)	-7.9%
Depreciation and amortization	12,079	3,828	1,222	322	17,451	14,309	4,058	3,028	560	21,955	4,504	25.8%

Sub-total: EBITDA	17,524	10,293	4,630	(1,742)	30,705	22,021	11,286	4,690	(3,839)	34,158	3,453	11.2%

Accretion of asset retirement obligations	139	3	10	(6)	146	156	3	11	3	173	27	18.5%
Capital restructuring charges	—	—	—	798	798	—	—	—	4	4	(794)	-99.5%
Non-cash compensation - A shares	—	—	—	—	—	—	—	—	2,212	2,212	2,212

Adjusted EBITDA	$17,663	$10,296	$4,640	$(950)	31,649	$22,177	$11,289	$4,701	$(1,620)	$36,547	$4,898	15.5%

Adjusted EBITDA Margin	29.0%	73.5%	38.8%		36.3%	30.3%	75.5%	35.6%		36.0%	-0.3%	-0.9%

For The Twelve Months Ended December 31
Operating Income	$20,722	$29,010	$9,762	$(4,930)	$54,564	$32,288	$28,647	$7,828	$(16,197)	$52,566	$(1,998)	-3.7%
Depreciation and amortization	44,557	11,227	8,753	638	65,175	56,721	14,180	11,094	907	82,902	17,727	27.2%

Sub-total: EBITDA	65,279	40,237	18,515	(4,292)	119,739	89,009	42,827	18,922	(15,290)	135,468	15,729	13.1%

Accretion of asset retirement obligations	605	12	36	27	680	699	12	42	(12)	741	61	9.0%
Capital restructuring charges	—	—	—	798	798	—	—	—	15,587	15,587	14,789	1853.3%
Gain on sale of asset	—	—	—	—	—	—	—	—	(8,742)	(8,742)	(8,742)
Non-cash compensation - A shares	—	—	—	—	—	—	—	—	3,731	3,731	3,731

Adjusted EBITDA	$65,884	$40,249	$18,551	$(3,467)	121,217	$89,708	$42,839	$18,964	$(4,726)	$146,785	$25,568	21.1%

Adjusted EBITDA Margin	28.1%	71.5%	37.9%		35.5%	32.0%	75.2%	36.5%		37.6%	2.1%	6.1%

[1]	For purposes of this discussion and to provide comparable period financial results for the years ended December 31, 2004 and 2005, results of NTELOS Inc. from January 1, 2005 to May 1, 2005 and from April 1, 2005 to May 1, 2005 have been combined with NTELOS Holdings Corp. results from May 2, 2005 to December 31, 2005 and May 2, 2005 to June 30, 2005, respectively. NTELOS Holdings Corp. had no operating activities prior to its acquisition of NTELOS Inc.

NTELOS Holdings Corp.

Customer Summary Table

Quarter Ended:	3/31/2004	6/30/2004	9/30/2004	12/31/2004	3/31/2005	6/30/2005	9/30/2005	12/31/2005
Wireless Subscribers	292,341	294,017	293,916	302,155	315,586	326,435	328,035	336,306
RLEC Access Lines	49,906	49,436	48,347	48,296	47,764	47,514	47,224	46,810
CLEC Access Lines [1]	40,057	40,425	41,416	42,146	42,958	43,774	44,528	44,948
Dial-Up Internet Subscribers	47,943	45,133	42,497	40,676	39,001	37,083	35,109	33,078
Digital Subscriber Lines	7,564	7,981	8,655	9,054	9,672	10,121	10,634	11,156
Long Distance Subscribers	26,808	28,286	31,364	32,531	34,615	36,712	38,699	40,263

[1]	Includes customer Primary Rate Interface (PRI) line equivalents at 23 lines per PRI. Excludes intercompany PRI lines.

NTELOS Holdings Corp.

Wireless Customer Detail

Quarter Ended:	3/31/2004	6/30/2004	9/30/2004	12/31/2004	3/31/2005	6/30/2005	9/30/2005	12/31/2005
Total Wireless Subscribers
Beginning Subscribers	286,368	292,341	294,017	293,916	302,155	315,586	326,435	328,035
Pre-Pay	11,750	11,627	11,025	10,471	9,933	11,452	13,201	14,480
nAdvance	64,742	67,434	63,394	58,802	59,441	66,200	66,788	65,248
Post-Pay	209,876	213,280	219,598	224,643	232,781	237,934	246,446	248,307

Gross Additions	36,377	28,518	30,622	37,900	40,853	38,344	36,344	43,187
Pre-Pay	2,150	1,351	1,251	1,332	3,122	3,472	3,650	3,545
nAdvance	14,046	7,321	8,863	13,345	17,493	11,647	11,833	12,851
Post-Pay	20,181	19,846	20,508	23,223	20,238	23,225	20,861	26,791

Disconnections	29,780	26,210	30,723	29,661	27,422	27,495	34,744	34,916
Pre-Pay	2,000	1,812	1,735	1,818	1,568	1,690	2,332	2,528
nAdvance	11,552	11,382	13,372	12,592	10,570	10,986	13,324	13,484
Post-Pay	16,228	13,016	15,616	15,251	15,284	14,819	19,088	18,904

Net Additions	6,597	2,308	(101)	8,239	13,431	10,849	1,600	8,271
Pre-Pay	150	(461)	(484)	(486)	1,554	1,782	1,318	1,017
nAdvance	2,494	(4,061)	(4,509)	753	6,923	661	(1,491)	(633)
Post-Pay	3,953	6,830	4,892	7,972	4,954	8,406	1,773	7,887

Transfers	(624)	(632)	—	—	—	—	—	—
Transfers
Pre-Pay	(273)	(141)	(70)	(52)	(35)	(33)	(39)	(10)
nAdvance	198	21	(83)	(114)	(164)	(73)	(49)	(79)
Post-Pay	(549)	(512)	153	166	199	106	88	89

Ending Subscribers	292,341	294,017	293,916	302,155	315,586	326,435	328,035	336,306
Pre-Pay	11,627	11,025	10,471	9,933	11,452	13,201	14,480	15,487
nAdvance	67,434	63,394	58,802	59,441	66,200	66,788	65,248	64,536
Post-Pay	213,280	219,598	224,643	232,781	237,934	246,446	248,307	256,283

NTELOS Holdings Corp.

Wireless Key Performance Indicators

	Three Months Ended:								Twelve Months Ended:
	3/31/2004	6/30/2004	9/30/2004	12/31/2004	3/31/2005	6/30/2005	9/30/2005	12/31/2005	2004 YTD	2005 YTD
Average Subscribers (weighted monthly)	289,575	293,127	294,055	296,119	307,792	321,497	327,482	330,106	293,219	321,719

Gross Subscriber Revenues ($000)	$40,556	$42,077	$43,537	$43,770	$47,499	$50,386	$52,589	$52,238	$169,940	$202,712
Revenue Accruals & Deferrals	(193)	267	470	(239)	(866)	(158)	(366)	(428)	305	(1,818)
Eliminations & Other Adjustments	(93)	(92)	(93)	(90)	(32)	(29)	(29)	(25)	(368)	(115)

Net Subscriber Revenues ($000)	$40,270	$42,252	$43,914	$43,441	$46,601	$50,199	$52,194	$51,785	$169,877	$200,779

Average Monthly Revenue per Handset/Unit (ARPU) [1]	$46.68	$47.85	$49.35	$49.27	$51.44	$52.24	$53.53	$52.75	$48.30	$52.51

Average Monthly Revenue per Postpay Handset/Unit (ARPU) [1]	$47.62	$50.21	$52.27	$51.30	$52.46	$54.46	$56.18	$54.47	$50.39	$54.42

Average Monthly Data Revenue per Handset/Unit (ARPU) [1]	$0.12	$0.20	$0.39	$0.70	$1.50	$1.68	$1.95	$2.22	$0.35	$1.84

Cost of Acquisition per Gross Addition (CPGA) [2]	$343	$414	$398	$383	$339	$366	$383	$385	$382	$368

Monthly Cash Cost per Handset/Unit (CCPU) [3]	$28.04	$32.46	$30.60	$28.76	$29.42	$29.30	$31.12	$30.36	$29.97	$30.07

Monthly Post Pay Subscriber Churn	2.6%	2.0%	2.3%	2.2%	2.2%	2.0%	2.6%	2.5%	2.3%	2.3%

Monthly Blended Subscriber Churn	3.4%	3.0%	3.5%	3.3%	3.0%	2.9%	3.5%	3.5%	3.3%	3.2%

Total Cell Sites (Period Ending)	825	828	835	837	841	860	864	897	837	897

Cell Sites under the Strategic Network Alliance Agreement (Period Ending; Sub-set of Total Cell Sites above)	509	509	509	511	512	514	520	534	511	534

[1]	Average monthly revenues per handset/unit in service, or ARPU, is an industry metric that measures service revenues per period divided by the weighted average number of handsets in service during that period. ARPU as defined may not be similar to ARPU measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s statement of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPU in order to determine their effectiveness. ARPU provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high value customers.
[2]	CPGA is cost per gross addition and summarizes the average cost to acquire new customers during the period. CPGA is a non-GAAP financial measure that is computed by adding the income statement component of merchandise cost of sales, which is included in cost of wireless sales expense, and sales and marketing, which is included in customer operations expense and reduces that amount by the equipment revenues from sales to new customers, which is included in wireless communications revenues. The net result of these components is then divided by the gross subscriber additions during the period. NTELOS believes CPGA is a useful measure used to compare the Company’s average cost to acquire a new subscriber to that of other wireless communications providers, although other wireless communications providers may include or exclude certain items from their calculations which may make the comparison less meaningful. The inclusion of merchandise cost of sales net of the equipment revenues from sales to new customers is critical to the understanding of how much it costs the Company to acquire a new subscriber.
[3]	CCPU is cash cost per handset/unit and represents the average cost to provide wireless communications service and support per subscriber. CCPU is a non-GAAP financial measure that is computed by adding the income statement components of cost of sales, maintenance and support, corporate operations and customer operations for wireless operations, less wireless equipment revenue and costs incurred to acquire new subscribers. The net result is then divided by average subscribers for the period. In addition to the Company’s subscriber costs, CCPU includes the costs of other carriers’ subscribers roaming on the NTELOS network. Non-cash expenses such as depreciation, amortization and non-cash compensation are excluded. NTELOS believes CCPU is a useful measure to compare the Company’s average costs to that of other wireless communications providers, although other providers may include or exclude certain items from their calculations which may make the comparison less meaningful. The Company’s management believes CCPU is useful to evaluate NTELOS’ effectiveness in managing cash costs associated with providing services to customers. CCPU should be considered in addition to, but not as a substitute for, information contained in the Company’s statement of operations.

NTELOS Holdings Corp.

Wireless KPI Reconciliations

	Three Months Ended:								Twelve Months Ended:
	3/31/2004	6/30/2004	9/30/2004	12/31/2004	3/31/2005	6/30/2005	9/30/2005	12/31/2005	2004 YTD	2005 YTD
Average Revenue per Handset/Unit (ARPU) [1]
(dollars in thousands except for subscribers and ARPU)

Wireless communications revenue	$53,986	$58,755	$61,102	$60,839	$65,643	$69,425	$72,086	$73,149	$234,682	$280,303
Less: Equipment revenue from sales to new customers	(3,163)	(2,213)	(2,368)	(2,451)	(3,311)	(2,911)	(2,956)	(2,819)	(10,195)	(11,997)
Less: Equipment revenue from sales to existing customers	(557)	(469)	(467)	(653)	(932)	(805)	(930)	(1,468)	(2,146)	(4,135)
Less: Wholesale revenue	(9,778)	(13,604)	(14,123)	(14,075)	(14,610)	(15,308)	(15,850)	(16,883)	(51,580)	(62,651)
Plus (Less): Other revenues, eliminations and adjustments	68	(392)	(607)	110	709	(15)	239	259	(821)	1,192

Wireless gross subscriber revenue	$40,556	$42,077	$43,537	$43,770	$47,499	$50,386	$52,589	$52,238	$169,940	$202,712

Less: Paid in advance subscriber revenue	(10,159)	(9,801)	(8,834)	(8,564)	(10,077)	(10,524)	(10,582)	(10,921)	(37,358)	(42,104)
Plus (Less): adjustments	(187)	294	161	(188)	(529)	(280)	(263)	(350)	80	(1,422)

Wireless gross postpay subscriber revenue	$30,210	$32,570	$34,864	$35,018	$36,893	$39,582	$41,744	$40,967	$132,662	$159,186

Average subscribers	289,575	293,127	294,055	296,119	307,792	321,497	327,482	330,106	293,219	321,719

Total ARPU	$46.68	$47.85	$49.35	$49.27	$51.44	$52.24	$53.53	$52.75	$48.30	$52.51

Average postpay subscribers	211,471	216,218	222,315	227,525	234,429	242,285	247,690	250,684	219,382	243,772

Postpay ARPU	$47.62	$50.21	$52.27	$51.30	$52.46	$54.46	$56.18	$54.47	$50.39	$54.42

Wireless gross subscriber revenue	$40,556	$42,077	$43,537	$43,770	$47,499	$50,386	$52,589	$52,238	$169,940	$202,712
Less: Wireless voice and other feature revenue	(40,452)	(41,903)	(43,193)	(43,149)	(46,116)	(48,762)	(50,672)	(50,041)	(168,697)	(195,591)

Wireless data revenue	$104	$174	$344	$621	$1,383	$1,624	$1,917	$2,197	$1,243	$7,121

Average subscribers	289,575	293,127	294,055	296,119	307,792	321,497	327,482	330,106	293,219	321,719

Total Data ARPU	$0.12	$0.20	$0.39	$0.70	$1.50	$1.68	$1.95	$2.22	$0.35	$1.84

[1]	Average monthly revenues per handset/unit in service, or ARPU, is an industry metric that measures service revenues per period divided by the weighted average number of handsets in service during that period. ARPU as defined may not be similar to ARPU measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s statement of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPU in order to determine their effectiveness. ARPU provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high value customers.

NTELOS Holdings Corp.

Wireless KPI Reconciliations

	Three Months Ended:								Twelve Months Ended:
	3/31/2004	6/30/2004	9/30/2004	12/31/2004	3/31/2005	6/30/2005	9/30/2005	12/31/2005	2004 YTD	2005 YTD
Cost per Gross Acquisition (CPGA) [2]
(dollars in thousands except for subscribers and CPGA)

Cost of wireless sales	$12,046	$11,574	$11,792	$12,390	$13,682	$14,687	$14,558	$14,357	$47,802	$57,284
Less: access, roaming, and other cost of sales	(6,106)	(6,692)	(6,934)	(6,630)	(7,124)	(8,330)	(8,242)	(7,990)	(26,362)	(31,686)

Merchandise cost of sales	$5,940	$4,882	$4,858	$5,760	$6,558	$6,357	$6,316	$6,367	$21,440	$25,598

Total customer operations	$20,464	$20,150	$21,715	$20,483	$22,108	$21,492	$22,624	$26,376	$82,812	$92,600
Less Wireline and other segment expenses	(3,803)	(3,844)	(4,148)	(1,906)	(3,565)	(3,388)	(3,307)	(4,320)	(13,701)	(14,580)
Less: Wireless customer care, billing, bad debt and other expenses	(6,956)	(7,159)	(7,866)	(7,363)	(7,953)	(7,529)	(8,760)	(8,987)	(29,344)	(33,229)

Sales and marketing	$9,705	$9,147	$9,701	$11,214	$10,590	$10,575	$10,557	$13,069	$39,767	$44,791

Merchandise cost of sales	$5,940	$4,882	$4,858	$5,760	$6,558	$6,357	$6,316	$6,367	$21,440	$25,598
Sales and marketing	9,705	9,147	9,701	11,214	10,590	10,575	10,557	13,069	39,767	44,791
Less: Merchandise sales	(3,163)	(2,213)	(2,368)	(2,451)	(3,311)	(2,911)	(2,956)	(2,819)	(10,195)	(11,997)

Total CPGA costs	$12,482	$11,816	$12,191	$14,523	$13,837	$14,021	$13,917	$16,617	$51,012	$58,392

Gross subscriber additions	36,377	28,518	30,622	37,900	40,853	38,344	36,344	43,187	133,417	158,728
CPGA	$343	$414	$398	$383	$339	$366	$383	$385	$382	$368

Cash Cost per Handset/Unit (CCPU) [3]
(dollars in thousands except for subscribers and CCPU)

Maintenance and support	$15,135	$15,047	$16,775	$15,972	$15,915	$15,823	$16,885	$17,753	$62,929	$66,376
Less Wireline, other segment expenses	(7,507)	(7,093)	(8,198)	(7,667)	(7,292)	(7,399)	(7,433)	(8,090)	(30,465)	(30,214)

Wireless maintenance and support	$7,628	$7,954	$8,577	$8,305	$8,623	$8,424	$9,452	$9,663	$32,464	$36,162

Corporate operations	$5,636	$9,552	$4,951	$6,803	$6,065	$6,837	$9,025	$8,692	$26,942	$30,619
Less Wireline, other segment, and corporate expenses	(1,414)	(2,339)	(869)	(2,899)	(1,664)	(2,058)	(3,973)	(3,796)	(7,522)	(11,491)

Wireless corporate operations	$4,222	$7,213	$4,082	$3,904	$4,402	$4,779	$5,052	$4,896	$19,420	$19,128

Wireless maintenance and support	$7,628	$7,954	$8,577	$8,305	$8,623	$8,424	$9,452	$9,663	$32,464	$36,162
Wireless corporate operations	4,222	7,213	4,082	3,904	4,402	4,779	5,052	4,896	19,420	19,128
Wireless customer care, billing, bad debt and other expenses	6,956	7,159	7,866	7,363	7,953	7,529	8,760	8,987	29,344	33,229
Wireless access, roaming, and other cost of sales	6,106	6,692	6,934	6,630	7,124	8,330	8,242	7,990	26,362	31,686
Equipment revenue from sales to existing customers	(557)	(469)	(467)	(653)	(932)	(805)	(930)	(1,468)	(2,146)	(4,135)

Total CCPU costs	$24,355	$28,548	$26,992	$25,549	$27,170	$28,257	$30,576	$30,068	$105,444	$116,070

Average subscribers	289,575	293,128	294,055	296,118	307,792	321,498	327,481	330,105	293,219	321,719

CCPU	$28.04	$32.46	$30.60	$28.76	$29.42	$29.30	$31.12	$30.36	$29.97	$30.07

[2]	CPGA is cost per gross addition and summarizes the average cost to acquire new customers during the period. CPGA is a non-GAAP financial measure that is computed by adding the income statement component of merchandise cost of sales, which is included in cost of wireless sales expense, and sales and marketing, which is included in customer operations expense and reduces that amount by the equipment revenues from sales to new customers, which is included in wireless communications revenues. The net result of these components is then divided by the gross subscriber additions during the period. NTELOS believes CPGA is a useful measure used to compare the Company’s average cost to acquire a new subscriber to that of other wireless communications providers, although other wireless communications providers may include or exclude certain items from their calculations which may make the comparison less meaningful. The inclusion of merchandise cost of sales net of the equipment revenues from sales to new customers is critical to the understanding of how much it costs the Company to acquire a new subscriber.
[3]	CCPU is cash cost per handset/unit and represents the average cost to provide wireless communications service and support per subscriber. CCPU is a non-GAAP financial measure that is computed by adding the income statement components of cost of sales, maintenance and support, corporate operations and customer operations for wireless operations, less wireless equipment revenue and costs incurred to acquire new subscribers. The net result is then divided by average subscribers for the period. In addition to the Company’s subscriber costs, CCPU includes the costs of other carriers’ subscribers roaming on the NTELOS network. Non-cash expenses such as depreciation, amortization and non-cash compensation are excluded. NTELOS believes CCPU is a useful measure to compare the Company’s average costs to that of other wireless communications providers, although other providers may include or exclude certain items from their calculations which may make the comparison less meaningful. The Company’s management believes CCPU is useful to evaluate NTELOS’ effectiveness in managing cash costs associated with providing services to customers. CCPU should be considered in addition to, but not as a substitute for, information contained in the Company’s statement of operations.

NTELOS Holdings Corp.

Business Outlook for the Year 2006

(Dollars in millions)

	First Quarter 2006			Twelve Months 2006
Operating Revenues - Guidance
Wireless	$76.5	to	$77.5	$313	to	$320
Wireline	27.5	to	28.5	111	to	113
Other	—		—	1		1

	$104.0	to	$106.0	$425	to	$434

Reconciliation of Net Loss to Adjusted EBITDA - Guidance
Net loss	$(17.0)	to	$(15.0)	$(12)	to	$(6)
Interest expense	17.3	to	16.3	58	to	56
Income tax expense (benefit)	(4.0)	to	(3.0)	3	to	7
Depreciation and amortization	21.0	to	20.5	86	to	84
Accretion of asset retirement obligation	0.2		0.2	1		1
Non-cash compensation charges	11.0		11.0	14		14
Capital restructuring charges	13.0		13.0	13		13
Other income and gains	(1.0)		(1.0)	(3)		(3)
Write-off of unamortized origination costs of floating rate notes	—		—	5		5

Adjusted EBITDA	$40.5	to	$42.0	$165	to	$171

Capital Expenditures - Guidance
Wireless					$61
Wireline					19
Other					7

					$87

[1]	These estimates are based on management’s current expectations. These estimates are forward-looking and actual results may differ materially. Please see “Special Note Regarding Forward-Looking Statements”.